UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2019

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-231736	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of Material Definitive Agreement.

The information contained in Item 8.01 hereof is incorporated by reference herein.

Item 8.01. Other Events.

On December 4, 2019, Vantage Drilling International (the “Company”) effectuated the conversion of all of the Company’s outstanding 1%/12% Step-Up Senior Secured Third Lien Convertible Notes (the “Notes”) into ordinary shares of the Company at a conversion rate of approximately 0.01046, or one ordinary share per $95.60 principal amount of Notes. The indenture governing the Notes, dated as of February 10, 2016, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, has been discharged.

In connection with the above-mentioned conversion, the Company’s ordinary shares previously forming a part of the stapled securities of the Company were separated therefrom, and the Company issued an additional 8,114,977 ordinary shares in respect of the Notes, as a result of which the Company currently has 13,115,026 issued and outstanding ordinary shares. Following the conversion of the Notes, no Notes or units of stapled securities of the Company remained outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2019

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary